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STATE OF DELAWARE                   )
                                    )                 EMPLOYMENT AGREEMENT
COUNTY OF KENT                      )


         AGREEMENT made as of this June 30 1999, between SYNERGY 2000, Inc., a Delaware corporation, hereinafter called the Company and Jeanette Tebrich Smith, a resident of the state of California, hereinafter called the Employee.

                              W I T N E S S E T H :

STATE OF DELAWARE                   )
                                    )                 EMPLOYMENT AGREEMENT
COUNTY OF KENT                      )


         AGREEMENT made as of this June 30 1999, between SYNERGY 2000, Inc., a Delaware corporation, hereinafter called the Company and Jeanette Tebrich Smith, a resident of the state of California, hereinafter called the Employee.

                              W I T N E S S E T H :

         Whereas, the Company wishes to employ the Employee on the terms and conditions hereinafter set forth;

         Whereas, the Employee is willing to accept such employment, and

         NOW, THEREFORE, the parties hereto, in consideration of the premises and the mutual covenants and promises hereinafter contained, do hereby agree as follows:

         1. Employment. The Company agrees to employ Employee and Employee agrees to be employed by the Company subject to the terms and provisions of this Agreement.

         2. Terms. The employment of Employee by the Company as provided by
Section 1 hereof will be for a period of one (1) year commencing on the date hereof.

         3. Duties. Employee shall serve as the Executive Vice Predident of the Company and shall have such powers and duties as may be from time to time prescribed by the Company's Board of Directors, provided that the nature of Employee's powers and duties shall at all times be those of a person serving as the President of a corporation of a size and conducting operations comparable to the Company. During his employment hereunder Employee shall devote time to the business and affairs of the Company and shall use his best efforts to advance the best interests of the Company at all times.

         4. Place of Performance. Employee shall perform his duties hereunder at the principal executive offices of the Company, provided, however, that he may be reasonably required to travel and render services in different locations from time to time incident to the performance of duties.

         5. Compensation. The Employee shall receive remuneration from the Company for his services hereunder at such rate and in such manner as may from time to time be mutually agreed between the Company and the Employee; provided, however, that:

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                  (a) the aggregate remuneration to the Employee from the
         Company for any fiscal year of the Company shall not be less than One humdred sixteen Thousand ($116,000) Dollars, payable in Twelve (12) monthly installments at the end of each month during the term of this Agreement. If the Company does not have adequate funds from operations to pay the full salary, any monthly salary payment may be deferred for up to six months until funds are available to make such payment. Any deferred salary payments shall not accrue interest; however, such payments may at the employee's election be used to exercise stock options and may be converted to common stock.

                  (b) the Company shall also pay such additional salaries and other compensation as may, from time to time, be approved by the Board of Directors.

         6. Expenses. During the term of Employee's employment hereunder, the Company shall pay the reasonable expenses incurred by Employee (within limits that may be established by the Board of Directors of the Company) in the performance of his duties hereunder (or shall reimburse Employee on account of such expenses paid directly by Employee) promptly upon the submission to the Company by Employee of appropriate vouchers prepared in accordance with applicable regulations of the Internal Revenue Service. Should any travel and entertainment expenses as drawn by Employee be held nondeductible as travel and entertainment expenses to Company by the Internal Revenue Service, then such nondeductible travel and entertainment expenses shall be considered additional compensation to Employee.

         7. Termination. Either party hereto may terminate this agreement upon thirty days prior written notice to the other.

         8. Vacation. Employee shall be entitled to a certain number of paid vacation days in each calendar year in accordance with the vacation policies and practices of the Company as determined by the Board of Directors of the Company, but not less than twenty-one (21) business days in any calendar year, prorated appropriately on account of any calendar year during which Employee renders services hereunder for less than the entire such year. In the event this Agreement is terminated for any reason Employee shall be entitled to be paid for vacation accrued but not taken. Such payment shall be made in a lump sum upon the date of termination.

         9. Meetings. The Company may require the Employee to attend such business meetings and seminars each year, as shall in the Company's opinion serve to improve and maintain Employee's competence, to the Company's advantage and benefit; provided, however, that the Company shall bear the expense of attending such meetings.

         10. Insurance. The Company may in its discretion at any time after the execution of this Agreement apply for and procure, as owner and for its own benefit, life and/or disability insurance on the Employee in such amounts and in such form or forms as the Company may choose. The Employee, at the request of the Company, shall submit to such medical examinations, supply such information, and execute such documents as may be required by the insurance company or companies to whom the Company has applied for such insurance.


         11. Notices. All notices hereunder shall be in writing and shall be deemed to have been given at the time when mailed in any general or branch United States Post Office enclosed in a registered postpaid envelope addressed to the last known address of the respective parties.

         12. Non-Waiver. Failure to insist upon strict compliance with any of the terms, covenants, or conditions hereof shall not be deemed a waiver of such term, covenant, or condition, nor shall any waiver or relinquishment of any right or power hereunder at any one time or more times be deemed a waiver or relinquishment of such right or power at any other time or times.

         13. Validity. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

         14. Default. Employee and the Company recognize that Employee's services to be performed hereunder are of a unique, special, and extraordinary character, and that in the event of any conduct by Employee violating any provision of this Agreement, the Company shall be entitled, if it so elects, to institute and prosecute proceedings in any court of competent jurisdiction, either at law or in equity, to obtain damages for such conduct, to enforce specific performance of such provision, to enjoin Employee from such conduct, or to obtain any other relief, or any combination of the foregoing that the Company may elect to pursue.

         15. Attorney' Fees. If any suit or action shall be instituted to enforce or interpret this Agreement, the prevailing party shall be entitled to recover from the losing party, in addition to statutory costs, such sums as all courts may adjudge as reasonable for the prevailing party's attorneys' fees in such suit, action or any appeal thereof.

         16. Counterparts. This Agreement is executed in two counterparts, each of which shall be deemed an original and together shall constitute one and the same agreement, with one counterpart being delivered to each party hereto.

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         17. Succession. Except as otherwise herein expressly provided, this
Agreement shall inure to the benefit of and be binding upon the Company, its successors and assigns, (including but not limited to any corporation, which may acquire all or substantially all of the Company's assets and business or with or into which the Company may be consolidated or merged), and Employee, his heirs, executors, administrator, and legal representatives, provided that the obligations of Employee hereunder may not be delegated.

         18. Gender. The use of masculine pronouns in this agreement shall not construed in such a manner as to alter the intent of this agreement when applied to female employees.

         19. Governing Law. This Agreement shall be governed by the laws of the State of Delaware.


         The parties hereto have executed this Agreement the day and year first above written.

                             SYNERGY 2000 INC.

                             By:
                                  ---------------------------------
                                  Title:  Executive Vice President


                                  ---------------------------------
                                  JEANETTE  TEBRICH SMITH